UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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Michaels Stores, Inc.
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Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

May 4, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Tuesday, June 20, 2006, at 10:30 a.m., central daylight savings time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of six members to the Board of Directors and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

Sincerely,

Charles J. Wyly, Jr.
Chairman of the Board

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Michaels Stores, Inc. will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Tuesday, June 20, 2006, at 10:30 a.m., central daylight savings time, for the following purposes:

(1)	To elect six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006; and

(3)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

The close of business on April 24, 2006 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our offices located at 8000 Bent Branch Drive, Irving, Texas 75063.

We urge stockholders to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors,

Mark V. Beasley
Secretary

Irving, Texas
May 4, 2006

PROXY STATEMENT

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2006

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed?

A:	This Proxy Statement is first being mailed on or about May 4, 2006 to our stockholders by our Board of Directors to solicit proxies for our use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Tuesday, June 20, 2006, at 10:30 a.m., central daylight savings time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038.

Q:	Who may attend the Annual Meeting?

A:	All of our stockholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 24, 2006 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

• The election of six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

• The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006; and

• Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card without delay.

All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted:

• “FOR” the election of each of the persons identified in “Proposal For Election of Directors” as nominees for election as directors;

• “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006; and

• At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote for each of the nominees for election as directors and for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.

Q:	If I abstain from voting or withhold authority to vote on any proposal or withhold authority to vote for any director nominee, will my shares be counted in the vote?

A:	If you abstain from voting on the Proposal For Election of Directors, your shares will not be counted in the vote for any director nominee. If you withhold authority to vote for any director nominee, your shares will not be counted in the vote for that nominee. If you abstain from voting or withhold authority to vote on the Proposal For Ratification of the Selection of our Independent Registered Public Accounting Firm, your shares will not be counted in the vote for that proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker has limited discretion to vote street name shares without your instructions. For example, your broker could vote your shares without your instructions on each of the proposals but is not required to do so. To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker. If you do not instruct your broker on how to vote your shares, your shares may not be counted in the vote on the Proposal For Election of Directors or the Proposal For Ratification of our Independent Registered Public Accounting Firm.

Q:	Can I change my vote after I mail my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by:

  • delivering, no later than 5:00 p.m., central daylight savings time, on June 19, 2006, written notice of revocation to Computershare Investor Services, L.L.C., 3020 Legacy Drive, Suite 100-307, Plano, Texas 75023; or

• attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy — you must also vote in person at the Annual Meeting.

If you instruct a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of Computershare Investor Services, L.L.C., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of April 24, 2006, the record date, 132,517,233 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. Abstentions or votes that are withheld on any matter will be counted towards a quorum but will be excluded from the vote relating to the particular matter under consideration. Broker non-votes will be counted towards a quorum but will be excluded from the vote with respect to the matters for which they are applicable.

Q:	What is the required vote for election of each director?

A:	The required vote for election of each director is a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting. Therefore, the six nominees receiving the highest number of votes will be elected.

Q:	What is the required vote for ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006?

A:	The approval of the holders of a majority of the total number of outstanding shares of our common stock present or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. However, pursuant to the Audit Committee Charter, our Audit Committee has sole authority to appoint our independent registered public accounting firm, and our Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP. The Audit Committee will, however, consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of our independent registered public accounting firm the following fiscal year.

Q:	How much will this proxy solicitation cost?

A:	We have hired Morrow & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. In addition to the use of the mail, proxies may be solicited personally or by telephone by employees of Michaels or Morrow & Co.

PROPOSAL FOR ELECTION OF DIRECTORS

Our Board of Directors has six members, a majority of whom are independent directors. All directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until the earlier of their resignation, death or removal. In order to be elected as a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

Our Governance and Nominating Committee has recommended, and our Board has approved, the nomination of the six nominees listed below. The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote proxies for a substitute nominee or nominees. Proxies cannot be voted for more than six nominees.

Set forth below is information as to the nominees for election at the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other public companies.

Name	Age	Position

Charles J. Wyly, Jr.	72	Chairman of the Board of Directors
Sam Wyly	71	Vice Chairman of the Board of Directors
Richard E. Hanlon (1)	58	Director
Richard C. Marcus (2)	67	Director
Liz Minyard (3)	52	Director
Cece Smith (4)	61	Director

(1)	Member of the Compensation Committee and the Governance and Nominating Committee.

(2)	Member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

(3)	Member of the Audit Committee and the Compensation Committee.

(4)	Member of the Audit Committee and the Governance and Nominating Committee.

Mr. Charles J. Wyly, Jr. is the Chairman of the Board and a co-founder of Michaels Stores, Inc. He became a director in 1984 and served as Vice Chairman of the Board of Michaels from 1985 until 2001 when he was elected Chairman of the Board. He co-founded Sterling Software, Inc., a worldwide supplier of software products, in 1981 and, until its acquisition in 2000 by another company, had served as a director and since 1984 as Vice Chairman of the Board. Mr. Wyly served as a director of Sterling Commerce, Inc., a worldwide provider of electronic commerce software and services, from December 1995 until its acquisition in 2000 by another company. Mr. Wyly was a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, from October 1998 until November 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board of that company from 1968 to 1980. He was also a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.

Mr. Sam Wyly has served as Vice Chairman of the Board of Michaels since 2001 and a director of Michaels since 1984. He co-founded Michaels Stores, Inc. and served as Chairman from 1984 until 2001. Mr. Wyly is an entrepreneur and investor who has created and managed several public and private companies. He was a manager of Ranger Capital, a Dallas-based hedge fund management company, from November 2001 until June 2004. He founded Maverick Capital, another hedge fund manager, in 1990, and was portfolio manager from 1990 until 1995. He founded University Computing Company, which became one of the first computer utility networks and one of the first software product companies and which merged into Computer Associates in 1987. He was a founder in 1981 and Chairman and a director of Sterling Software, an enterprise software company, until it merged into Computer Associates in 2000. He also was Chairman of the Executive

Committee and a director of Sterling Commerce, an electronic commerce company, until its acquisition in 2000 by SBC Communications, now AT&T, and was Chairman and a director of Scottish Annuity & Life Holdings from October 1998 until June 2000.

Mr. Hanlon is a former Senior Vice President of AOL Time Warner, a position held when the media and communications company was formed in January 2001 until late 2002. From February 1995 until that time he was a senior executive of AOL, Inc., prior to which he consulted in the fields of investor relations and corporate communications for several publicly-held corporations. For nearly six years until 1993, he was Vice President — Corporate Communications and Secretary of Legent Corporation. He has served as a director of Michaels since April 1990.

Mr. Marcus became a director of Michaels in July 1999. He currently serves as a management consultant to various organizations and, from January 1997 until March 2006, served as Senior Advisor to Peter J. Solomon Company, an investment banking company. From December 1994 through December 1995, Mr. Marcus served as Chief Executive Officer of Plaid Clothing Group, a manufacturer of men’s tailored clothing. Prior to these activities, Mr. Marcus was with Neiman Marcus for 27 years and served as Chairman and Chief Executive Officer from 1979 through 1988. He currently serves as the non-executive Chairman of the Board of Zale Corporation.

Ms. Minyard became a director of Michaels in March 2002. From 1988 to 2004, Ms. Minyard served as Co-Chairman of the Board and, from 1998 to 2004, as Co-Chief Executive Officer of Minyard Food Stores, Inc., a family-owned regional retail grocer. She is currently an advisory director to TXU Corp.

Ms. Smith became a director of Michaels in October 2002. She is Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm that invests in retail and consumer businesses and that she co-founded in 1986. She is currently on the board of directors of Brinker International, Inc. Ms. Smith served as a director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table presents information regarding the number of shares of Michaels common stock beneficially owned as of March 31, 2006 (unless otherwise indicated) by each of Michaels’ directors and Named Executives (as defined in the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table”), and the current directors and executive officers of Michaels as a group. In addition, the table presents information about each person or entity known to Michaels to beneficially own 5% or more of Michaels common stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 132,068,710 shares of Michaels common stock outstanding as of March 31, 2006.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class

Charles J. Wyly, Jr.	5,793,618 (2)	4.4%
Sam Wyly	4,515,094 (3)	3.4%
Richard E. Hanlon	267,600 (4)	*
Richard C. Marcus	149,000 (5)	*
Liz Minyard	170,000 (6)	*
Cece Smith	135,000 (7)	*
R. Michael Rouleau	1,064,138 (8)	*
Jeffrey N. Boyer	136,110 (9)	*
Edward F. Sadler	83,333 (10)	*
Gregory A. Sandfort	35,186 (11)	*
Capital Research and Management Company	20,470,000 (12)	15.5%
333 South Hope Street
Los Angeles, California 90071
Wellington Management Company, LLP	12,678,975 (13)	9.6%
75 State Street
Boston, Massachusetts 02109
Putnam, LLC d/b/a Putnam Investments	10,163,526 (14)	7.7%
One Post Office Square
Boston, Massachusetts 02109
All current directors and executive officers as a group (12 persons)	11,478,915 (15)	8.7%

*	Less than one percent.

(1)	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of common stock owned as of March 31, 2006 by the person indicated and shares underlying options owned by such person on March 31, 2006 that are exercisable within 60 days of that date. Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan, as amended and restated, have sole voting power and investment power with respect to such shares.

(2)	Includes 1,004,999 shares under options; 570,039 shares held of record by Stargate, Ltd. (a Texas limited partnership, the general partner of which is a trust of which Mr. Wyly and his spouse are co-trustees); 360,208 shares held of record by Shadywood USA, Ltd. (a Texas limited partnership of which Mr. Wyly is a general partner); and 990,268 shares held of record by family trusts of which Mr. Wyly is the trustee. The number of shares in the table also includes 2,867,204 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Charles J. Wyly, Jr. and/or certain of his family members are direct or contingent beneficiaries. Mr. Wyly filed an amended Schedule 13D with the Securities and Exchange Commission on April 8, 2005 stating that he may be deemed to be the beneficial owner of the shares held in the subsidiaries of those non-U.S. trusts. It is unclear in the Schedule 13D whether or to what extent Mr. Wyly exercises voting and/or investment power with respect to the shares held in the subsidiaries of the non-U.S. trusts.

(3)	Includes 604,999 shares under options; 400,000 shares held of record by Tallulah, Ltd. (a Texas limited partnership of which Mr. Wyly is the general partner); and 299,144 shares held of record by family trusts of which Mr. Wyly is the trustee. 27,740 shares of Michaels common stock held by Mr. Wyly’s spouse are not included in the total number of shares beneficially owned by Mr. Wyly. The number of shares in the table also includes 2,142,600 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Sam Wyly and/or certain of his family members are direct or contingent beneficiaries. Mr. Wyly filed an amended Schedule 13D with the Securities and Exchange Commission on April 8, 2005 stating that he may be deemed to be the beneficial owner of the shares held in the subsidiaries of those non-U.S. trusts. It is unclear in the Schedule 13D whether or to what extent Mr. Wyly exercises voting and/or investment power with respect to the shares held in the subsidiaries of the non-U.S. trusts.

(4)	Includes 205,000 shares under options; 20,334 shares held of record by a family trust of which Mr. Hanlon is a co-trustee; and 30,000 shares held of record by HanFam, LLC (a Virginia limited liability company of which Mr. Hanlon is the sole manager).

(5)	Includes 135,000 shares under options.

(6)	Includes 170,000 shares under options.

(7)	Includes 135,000 shares under options.

(8)	Mr. Rouleau’s beneficial ownership information is as of March 15, 2006, the date he retired as the President and Chief Executive Officer of Michaels Stores, Inc. Amount includes 925,000 shares under options.

(9)	Includes 136,110 shares under options.

(10)	Includes 83,333 shares under options.

(11)	Includes 33,333 shares under options.

(12)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 2006, Capital Research and Management Company, an investment advisor, has the sole power to vote or direct the vote and to dispose or direct the disposition of 13,770,000 shares of common stock and has the sole power to dispose or direct the disposition of 6,700,000 shares of common stock.

(13)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 2006, Wellington Management Company, LLP, an investment advisor, shares the power to vote or direct the vote and to dispose or direct the disposition of 9,822,335 shares of common stock and shares the power to dispose or direct the disposition of 2,856,640 shares of common stock.

(14)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 2006, Putnam, LLC d/b/a Putnam Investments, an investment advisor, along with its parent and certain of its affiliates in their various capacities, shares the power to vote or direct the vote and to dispose or direct the disposition of 826,998 shares of common stock and shares the power to dispose or direct the disposition of 9,336,528 shares of common stock.

(15)	Includes 2,694,994 shares under options. The number of shares also includes (i) 2,867,204 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Charles J. Wyly, Jr. and/or certain of his family members are direct or contingent beneficiaries, and (ii) 2,142,600 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Sam Wyly and/or certain of his family members are direct or contingent beneficiaries.

CORPORATE GOVERNANCE

Our Board is responsible for providing effective governance over Michaels’ affairs. Michaels’ corporate governance practices are designed to align the interests of the Board and management with those of Michaels’ stockholders and to promote honesty and integrity throughout the company. Highlights of Michaels’ corporate governance practices are described below.

A copy of the current charter, as approved by our Board, for each of our Audit Committee, Governance and Nominating Committee and Compensation Committee and a copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Internet website at www.michaels.com under “Corporate Information.” Copies are also available to stockholders upon request from our Investor Relations Department. Furthermore, we will post any amendments to our Code of Business Conduct and Ethics, or waivers of the Code for our directors or executive officers, on our Internet website at www.michaels.com under “Corporate Information.”

Stockholder Communications with the Board

Stockholders may communicate with the Board by mail, with the envelope containing the communication addressed as follows: Board Communication, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. Michaels’ Secretary will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the Chairman of the Board, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and Michaels. The Chairman of the Board will relay to the full Board those communications that have been forwarded to him.

Board and Committee Matters

During fiscal 2005, our Board held eight meetings and acted by unanimous written consent seven times. In addition to meetings of the full Board, directors attended meetings of Board committees. Each incumbent director attended at least 87% of the aggregate number of meetings of the Board and the committees on which he or she served. Michaels expects its directors to attend its annual meetings of stockholders. In 2005, all members of the Board attended the annual meeting of stockholders.

Director Independence

Our Corporate Governance Guidelines require that a majority of the members of our Board of Directors satisfy the independence requirements set forth in the rules of the New York Stock Exchange. Our Board has adopted categorical independence standards for determining the independence of our directors. For purposes of these standards, our Board of Directors considers an “immediate family member” to include a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. The standards provide that an independent director is a director who:

•	is not, nor has been within the three years preceding the date of the independence determination, an employee of Michaels, and none of his or her immediate family members is, or has been within the three years preceding the date of the independence determination, an executive officer of Michaels;

•	has not received, and none of his or her immediate family members has received, during any twelve-month period within the three years preceding the date of the independence determination, more than $100,000 in direct compensation from Michaels, (i) other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (ii) excluding compensation received by a director for former service as an interim Chairman or CEO or other executive officer of Michaels, and (iii) excluding compensation received by an immediate family member for service as a non-executive employee of Michaels;

•	is not a current partner or employee, and none of his or her immediate family members is currently a partner, of a firm that is Michaels’ internal or external auditor;

•	does not have an immediate family member who is a current employee of a firm that is Michaels’ internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	was not, and none of his or her immediate family members was, within the three years preceding the date of the independence determination, a partner or employee of a firm that is Michaels’ internal or external auditor and personally worked on Michaels’ audit within that time;

•	is not, nor has been, and none of his or her immediate family members is, or has been, within the three years preceding the date of the independence determination, employed as an executive officer of another company where any of Michaels’ present executive officers at the same time serves or served on that company’s compensation committee; and

•	is not a current employee, and none of his or her immediate family members is currently an executive officer, of a company (other than a tax exempt organization) that has made payments to, or received payments from, Michaels for property or services in an amount which, in any of the three fiscal years preceding the date of the independence determination, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The categorical independence standards also provide that, in making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship in the rules established by the New York Stock Exchange.

Our Board has determined that each of our four independent directors, Richard E. Hanlon, Richard C. Marcus, Liz Minyard and Cece Smith, meets the categorical independence standards set forth above.

Meetings of Non-Management and Independent Directors

Our Corporate Governance Guidelines require our non-management directors to meet at regularly scheduled executive sessions without management. The Guidelines further provide that the position of presiding director for executive sessions of non-management directors shall be rotated for each meeting among the non-management directors on an alphabetical basis. If one or more non-management directors do not satisfy applicable independence requirements set forth in the rules of the New York Stock Exchange and under applicable law, then at least once each year an executive session including only independent directors will be held. Stockholders may communicate with the non-management directors by mail, with the envelope containing the communication addressed as follows: Non-Management Directors, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. Michaels’ Secretary will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the non-management directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and Michaels.

Board Committees

As required by our Corporate Governance Guidelines, our Board has three active standing committees, each of which is required by its charter to consist of no fewer than three directors satisfying the applicable current independence criteria of the New York Stock Exchange. The three members of the Governance and Nominating Committee are Richard C. Marcus (Chairman), Richard E. Hanlon and Cece Smith. The three members of the Compensation Committee are Richard E. Hanlon (Chairman), Richard C. Marcus and Liz Minyard. The three members of the Audit Committee are Cece Smith (Chairman), Richard C. Marcus and Liz Minyard.

Governance and Nominating Committee

Michaels believes that placing the responsibility for nominating directors in the hands of an independent committee, along with charging that committee with the responsibility of taking a leadership role in shaping Michaels’ corporate governance matters, enhances the independence and quality of its Board and of its corporate governance practices. Therefore, under the terms of its amended and restated charter, the Governance and Nominating Committee is charged with the responsibility of identifying individuals qualified to become Board members by recommending to the Board candidates to fill vacancies and newly-created positions on the Board and recommending to the Board director nominees for election by the stockholders at the annual meeting of stockholders, including recommendations as to whether incumbent members of the Board should be nominated for re-election to the Board. The Governance and Nominating Committee reviews the qualifications of, and makes recommendations to the Board concerning, director nominees submitted by stockholders. At any annual meeting, stockholders may nominate a person for election as a director but only upon notice to the Secretary of Michaels given in accordance with the notice provisions in Michaels’ Restated Certificate of Incorporation.

The Governance and Nominating Committee has also adopted policies and procedures by which Michaels’ stockholders may submit director candidates to the Governance and Nominating Committee for consideration. If the Governance and Nominating Committee receives, by a date not later than the 120th calendar day before the anniversary of the date that Michaels’ proxy statement was released to its stockholders in connection with its previous year’s annual meeting, a recommendation for a director nominee (a “Director Candidate”) from a stockholder or group of stockholders that beneficially owned more than 5% of Michaels’ outstanding common stock for at least one year as of the date of the recommendation, then such Director Candidate will be considered and evaluated by the Governance and Nominating Committee for the annual meeting immediately succeeding the date that proper written notice was timely delivered to and received by the Governance and Nominating Committee. Where the date of Michaels’ annual meeting of stockholders changes by more than 30 calendar days from the previous year’s annual meeting, such written notice of the recommendation for the Director Candidate will be considered timely if, and only if, it is received by the Governance and Nominating Committee no later than the close of business on the 10th calendar day following the first day on which notice of the date of the upcoming annual meeting is publicly disclosed by Michaels, unless such notice specifies a different date for stockholder recommendations for a Director Candidate to be timely.

Written notice from an eligible stockholder or group of eligible stockholders to the Governance and Nominating Committee recommending a Director Candidate must contain or be accompanied by:

•	proof that the stockholder or group of stockholders submitting the recommendation has beneficially owned, for the required one-year period, a number of shares of Michaels common stock necessary to qualify the stockholder or group of stockholders to make such a recommendation;

•	a written statement that the stockholder intends, or group of stockholders intend, to continue to beneficially own the number of shares of Michaels common stock necessary to qualify such stockholder or group of stockholders to make a Director Candidate recommendation through the date of the next annual meeting of the stockholders of Michaels;

•	the name of each stockholder submitting the Director Candidate for consideration, the name of the individual recommended as a Director Candidate, and the written consent of each such stockholder and the Director Candidate to be publicly identified, and with respect to the Director Candidate, a written consent agreeing to (i) be named in Michaels’ proxy materials and (ii) serve as a member of the Board (and any committee of the Board to which the Director Candidate is assigned to serve by the Board) if elected;

•	with respect to the Director Candidate, his or her name, age, business and residential address, principal occupation or employment, number of shares of Michaels common stock beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the Director Candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission and the listing requirements and other criteria of the New York Stock Exchange; and

•	a written statement that each submitting stockholder and the Director Candidate will make available to the Governance and Nominating Committee all information reasonably requested in connection with the Governance and Nominating Committee’s evaluation of the Director Candidate.

To ensure flexibility with respect to the director nominee evaluation process, the Governance and Nominating Committee has not established specific, minimum qualifications that an individual must meet in order to become a member of the Board. However, the Governance and Nominating Committee believes that Michaels is best served when the members of the Board:

•	provide the Board with a variety of experiences and backgrounds to draw from;

•	exhibit strong leadership in their particular field or area of expertise;

•	possess the ability to exercise sound business judgment;

•	have strong educational backgrounds or equivalent life experiences;

•	have substantial experience both in the business community and outside the business community;

•	contribute positively to the existing collaborative culture among Board members;

•	represent the best interests of all of Michaels’ stockholders and not just one particular constituency;

•	have experience as a senior manager, executive or director of an organization of significant size, complexity or prominence (or experience with such an organization in a similar capacity, however designated);

•	consistently demonstrate integrity and ethics in their personal and professional life; and

•	have the time and ability to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee or committees of which they are a member.

The Governance and Nominating Committee is also charged with the responsibility of developing and recommending corporate governance principles applicable to Board members and Michaels’ employees. The Governance and Nominating Committee Charter requires the committee to develop and recommend guidelines for that purpose consistent with federal and state law and the rules of the Securities and Exchange Commission and the New York Stock Exchange, giving appropriate attention to “best corporate governance practices.” In response to that requirement, the Governance and Nominating Committee developed and recommended, and the Board has adopted, the amended and restated Corporate Governance Guidelines available on our Internet website. The Governance and Nominating Committee also (i) oversees the evaluation of the performance of the Board and Michaels’ management against the Corporate Governance Guidelines, and (ii) reviews possible conflicts of interest. During fiscal 2005, the Governance and Nominating Committee met five times.

Compensation Committee

To further enhance the effectiveness of Michaels’ corporate policies and practices, under the terms of its amended and restated charter, the Compensation Committee reviews, approves and administers Michaels’ policies, programs, procedures and objectives for compensating its executive officers. The Compensation Committee is responsible for determining and approving the compensation of Michaels’ Chief Executive Officer and reporting that determination to the Board. The Compensation Committee also reviews and approves the compensation levels of all other executive officers. In addition to these compensation determinations, the Compensation Committee makes recommendations to the Board with respect to the approval and adoption of all cash- and equity-based incentive compensation plans in which any of Michaels’ executive officers participate. The Compensation Committee reviews Board compensation policies, but only the Board may determine compensation for directors, although in approving the 2005 Incentive Compensation Plan the Board delegated to the Compensation Committee the authority to grant awards to directors under that plan.

The Compensation Committee acts as the committee of the Board that administers the 1997 Employees Stock Purchase Plan, 1997 Stock Option Plan, 2001 Employee Stock Option Plan, 2001 General Stock Option Plan and 2005 Incentive Compensation Plan. With respect to the 2005 Incentive Compensation Plan, the Compensation Committee has the power to grant equity-based awards under that plan and to determine, subject to limitations in that plan, when options or other awards will vest or become exercisable under that plan. Since the adoption of the 2005 Incentive Compensation Plan in June 2005, options are no longer granted under the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan or the 2001 General Stock Option Plan. During fiscal 2005, the Compensation Committee met five times and acted by unanimous written consent fourteen times.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, Richard E. Hanlon, Richard C. Marcus and Liz Minyard served as members of the Compensation Committee. None of the members of the Compensation Committee (i) was an officer or employee of Michaels during the fiscal year, (ii) was formerly an officer of Michaels, or (iii) had any relationships requiring disclosure by Michaels under the Securities and Exchange Commission’s rules with respect to certain relationships and related party transactions. Furthermore, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Audit Committee

Our Audit Committee Charter requires that all members of the Audit Committee satisfy the independence criteria of the New York Stock Exchange and the Securities Exchange Act of 1934 and all rules and applicable standards promulgated by the New York Stock Exchange or the Securities and Exchange Commission. The charter also requires that the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange rules, that at least one Audit Committee member satisfies the accounting or related financial management expertise standards of the New York Stock Exchange rules and that at least one Audit Committee member satisfies the criteria for an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules. All three members of the Audit Committee meet (i) the independence requirements and the financial literacy requirements of the New York Stock Exchange and (ii) the independence requirements of the Securities Exchange Act of 1934. Our Board has determined that Cece Smith, the Chairman of the Audit Committee, satisfies the accounting or related financial management expertise standards of the New York Stock Exchange and satisfies the criteria adopted by the Securities and Exchange Commission to serve as the “audit committee financial expert” of Michaels.

Under its charter, the Audit Committee is generally responsible for overseeing Michaels’ financial reporting process and assists the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the integrity of Michaels’ financial statements; (ii) Michaels’ compliance with legal and regulatory requirements; (iii) the qualifications and independence of Michaels’ independent registered public accounting firm; and (iv) the performance of the independent registered public accounting firm and of Michaels’ internal audit function. In fulfilling its obligations, the Audit Committee directly appoints, retains, terminates and determines the compensation of Michaels’ independent registered public accounting firm. The Audit Committee is also responsible for the resolution of disagreements between management and the independent registered public accounting firm along with the pre-approval and approval of all audit and non-audit engagement fees, terms and services with the independent registered public accounting firm in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable standards promulgated by the Securities and Exchange Commission or the New York Stock Exchange. Michaels’ independent registered public accounting firm is required to report directly to the Audit Committee concerning, among other things, the independent registered public accounting firm’s internal quality control procedures, the independence of the accountants and the plans for, and the scope and conduct of, annual audits. The Audit Committee has developed procedures for (i) receiving and dealing with complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are disclosed on Michaels’ website at www.michaels.com under “Corporate Information.” During fiscal 2005, the Audit Committee met sixteen times.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Pursuant to the Audit Committee Charter, the Audit Committee has the sole authority to retain Michaels’ independent registered public accounting firm. The Board requests that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent registered public accounting firm for fiscal 2006.

The Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP, but the Audit Committee will consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of our independent registered public accounting firm in the following fiscal year.

The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent registered public accounting firm for fiscal 2006.

AUDIT COMMITTEE REPORT

The Audit Committee Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board in fulfilling its oversight role regarding our independent registered public accounting firm’s independence, our financial reporting process, our systems of internal controls and our compliance with applicable laws, rules and regulations. These activities are briefly summarized in this Proxy Statement under the caption “Corporate Governance — Audit Committee.” The Audit Committee Charter also makes it clear that the independent registered public accounting firm is ultimately accountable to the Board and the Audit Committee, not management.

The internal accountants of Michaels prepare Michaels’ consolidated financial statements and Michaels’ independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee monitors and reviews the financial reporting processes implemented by management but does not conduct any auditing or accounting reviews. The members of the Audit Committee are not employees of Michaels and do not represent themselves as experts in the field of accounting or auditing. Instead, the Audit Committee relies, without independent verification, on management’s representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of our independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s oversight does not provide them with an independent basis for determining whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s discussions with management and its accountants do not ensure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is in fact “independent.”

We have engaged Ernst & Young LLP as our independent registered public accounting firm to audit and report to our stockholders on our financial statements for fiscal 2006 and on our management’s assessment of, and the effectiveness of, our internal controls over financial reporting. The Audit Committee has discussed with management and Ernst & Young LLP significant accounting policies applied by the Company in its financial statements as well as alternative treatments, including (i) the transition from the retail inventory method for accounting for merchandise inventories to the weighted average cost method, (ii) the early adoption of SFAS No. 123(R), Share-Based Payment, and (iii) the refinements made to our calculation for deferring costs related to preparing inventory for sale and for vendor allowance recognition. For a more detailed discussion of these accounting items, see our “Annual Report on Form 10-K for the fiscal year ended January 28, 2006 — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” During fiscal 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited financial statements of Michaels contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006, as well as the report of our management and Ernst & Young LLP’s opinion thereon regarding the effectiveness of our management’s assessment of Michaels’ internal control over financial reporting. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

The Audit Committee discussed with our internal accountants and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Michaels’ internal controls, and the overall quality of Michaels’ financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission.

The Audit Committee considered whether, and concluded that, the provision by Ernst & Young LLP of the services referred to under “Tax Fees” and “All Other Fees” below is compatible with maintaining the independence of Ernst & Young LLP.

This report is submitted by the members of the Audit Committee of the Board of Directors.

Audit Committee
Cece Smith (Chairman)
Richard C. Marcus
Liz Minyard

The Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Michaels’ annual financial statements for each of fiscal 2004 and 2005, and fees billed for other services rendered by Ernst & Young LLP.

	2004	2005

Audit Fees (1)	$1,204,298	$1,299,000
Audit-Related Fees (2)	$39,000	$43,000
Tax Fees (3)	$5,400	$1,592
All Other Fees (4)	$2,890	$6,360

(1)	Audit Fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q for those years, audit services provided in connection with compliance with the requirements of the Sarbanes-Oxley Act of 2002, and fees incurred in connection with the filing of registration statements with the Securities and Exchange Commission.

(2)	Audit-Related Fees consist principally of fees for employee benefit plans and statutory audits.

(3)	Tax Fees consist principally of tax compliance and preparation fees.

(4)	All other fees consist of fees for online research software.

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit engagements, fees, terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated by the Securities and Exchange Commission and the New York Stock Exchange, except that such non-audit services need not be pre-approved if (i) the aggregate amount of all such non-audit services provided to Michaels constitutes not more than 5% of the total amount of fees paid by Michaels to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by Michaels at the time of engagement to be non-audit services, and (iii) such services were promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member(s) reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to its chairman.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMPENSATION OF DIRECTORS

During fiscal 2005, Michaels compensated Charles J. Wyly, Jr., for his service as Chairman of the Board, as indicated under “Management Compensation — Summary Compensation Table” and “Management Compensation — Option Grants During Fiscal 2005.” During fiscal 2005, Michaels compensated Sam Wyly for his service as Vice Chairman of the Board with (i) $18,750 per month, (ii) options to purchase 117,500 shares of common stock (including the grant of 30,000 shares of common stock made to each director as described below), and (iii) $17,764 for the personal use of a company-owned automobile. Michaels also provided the services of an administrative assistant employed by the company to each of Charles J. Wyly, Jr. and Sam Wyly in order to support them in their respective roles as Chairman and Vice Chairman of our Board of Directors.

Mr. Hanlon, Mr. Marcus, Ms. Minyard and Ms. Smith each receive an annual fee of $48,000 as members of the Board and a fee of $1,500 for attendance at each regular or special Board meeting and for attendance at each meeting of a committee of which they are a member. We also reimburse directors for expenses incurred in attending meetings.

Effective upon adoption of our 2005 Incentive Compensation Plan, the Compensation Committee granted each director stock options exercisable for 30,000 shares of common stock under our 2005 Incentive Compensation Plan.

COMPENSATION COMMITTEE REPORT

What is our compensation philosophy?

The objectives of our executive officer compensation program are to:

•	attract and retain highly qualified individuals who make contributions that result in Michaels meeting its financial goals;

•	motivate employees to high levels of performance;

•	differentiate individual pay based on performance;

•	ensure external competitiveness and internal equity of total compensation; and

•	align company, employee and stockholder interests.

We believe in a total compensation approach, with an emphasis on variable components of pay including bonus and equity-based awards. Executive officers performing at a high level should be well compensated through cash compensation sufficient to retain such executives and through equity-based awards that align the interests of such executives with the interests of the stockholders and stimulate focus on long-term stockholder value enhancement.

How is compensation determined?

Overview

The Compensation Committee is responsible for determining our Chief Executive Officer’s compensation level, an office that is currently vacant as a result of Mr. Rouleau’s retirement on March 15, 2006. On the recommendation of Michaels’ senior management, the Compensation Committee also reviews, determines and approves the compensation level of all other executive officers of Michaels. In determining compensation levels for Michaels’ executive officers, the Compensation Committee considers the scope of an individual’s responsibilities, external competitiveness of total compensation, an individual’s performance and prior experience, the performance of the company and the attainment of planned financial and strategic initiatives. These factors are evaluated by the Compensation Committee with no particular weight given to any one factor. The Compensation Committee also considers the prevailing compensation levels in relevant markets for executive-level employees when considering the compensation levels of our executive officers; however, this compensation data is merely used as a guide by the committee in making its compensation determinations. In connection with making its 2006 compensation determinations, a customized study analyzing the total compensation elements for a specific retail peer group was prepared for and reviewed by the Compensation Committee. The Compensation Committee also consulted executive compensation experts in the course of evaluating the compensation levels for our executive officers.

Base Salaries

Base salaries for our executive officers are established based on the scope of their responsibilities, individual performance and prior experience, Michaels’ operating and financial performance and the attainment of planned financial and strategic initiatives, taking into account competitive market compensation paid by similar companies for similar positions. The Compensation Committee sets base salaries at a level designed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals. Base salaries are reviewed annually and adjusted as deemed appropriate by the Compensation Committee.

Annual Bonuses

In approving the annual plans for executive officer bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to our success by tying the bonuses to the attainment of certain financial, operational and strategic objectives. These objectives may be different from individual to individual. Each participating executive officer is entitled to a bonus equal to a certain percentage of that executive officer’s salary based upon the attainment of the established objectives.

Equity-Based Compensation

In compensating executive officers through equity-based awards, the Compensation Committee, pursuant to certain established guidelines, makes discretionary awards based upon the level of responsibility and performance of the individual receiving the award and, beginning in 2006, upon the dollar value the awards are expected to deliver over a three-year period. The Compensation Committee reviews and approves the guidelines used for such discretionary awards.

Other Benefits and Perquisites

Our executive compensation also includes certain other benefits and perquisites. These benefits include annual matching contributions to executive officers’ deferred compensation and 401(k) accounts, the payment of life insurance premiums, company-paid medical benefits and, in some cases, reimbursement for income taxes on taxable benefits. The perquisites for our most senior executives may also include the personal use of company-owned automobiles and payment of or reimbursement for club membership dues. For more detailed information regarding benefits and perquisites provided to our Named Executive Officers, please see the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table.”

How are our incentive compensation programs used to focus management on increasing stockholder value?

In June of 2005, Michaels’ stockholders approved the Michaels Stores, Inc. 2005 Incentive Compensation Plan. Prior to this plan’s adoption, Michaels maintained stock option plans for its directors, officers and key employees. The 2005 Incentive Compensation Plan permits the grant of various types of incentive compensation, including options, appreciation rights, restricted stock, restricted stock units, performance shares and performance units, thereby providing Michaels with greater flexibility to create incentives for and compensate its directors, executive officers and key employees. Since the adoption and approval of the 2005 Incentive Compensation Plan, Michaels may not issue stock options under any other prior existing plan. Accordingly, all incentive awards to directors, executive officers and key employees since June 2005 have been, and all future awards will be, made under the 2005 Incentive Compensation Plan.

We believe that the grant of equity-based awards aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return.

How have we responded to the IRS limits on deductibility of compensation?

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless such compensation qualifies as “performance based compensation.” Options granted under our 1997 Stock Option Plan and 2001 General Stock Option Plan prior to the adoption of our 2005 Incentive Compensation Plan are intended to meet the performance based compensation exception to the annual $1 million limitation on the tax deduction we may claim for compensation of certain executive officers. Although our executive officer bonus program does not currently meet the exception to the IRS deduction limitation, awards and bonuses under our 2005 Incentive Compensation Plan are intended to satisfy this exception. While the Compensation Committee is cognizant of the tax deduction limitations applicable to our executive officer compensation program, the committee may from time to time set compensation levels outside the deduction limitations if it deems such departure is warranted.

How has our Chief Executive Officer been compensated?

The Compensation Committee is charged with determining the compensation level of our Chief Executive Officer, formerly Mr. Rouleau. As our Chief Executive Officer, Mr. Rouleau received a base salary of $808,100 in 2005, and the Compensation Committee believes this level of base salary was necessary in order to retain a qualified Chief Executive Officer for a company the size of Michaels. Mr. Rouleau’s incentive compensation bonus for fiscal 2005 was based upon the attainment of specified performance goals and objectives. With respect to fiscal 2005, Mr. Rouleau received $427,350 in a cash bonus. In fiscal 2005, Mr. Rouleau also received stock options which are exercisable for 200,000 shares of common stock. In determining whether to award such options, the Compensation Committee considered not only his contribution to Michaels’ success in past years, but also all outstanding options held by Mr. Rouleau.

Mr. Rouleau’s compensation package for fiscal 2005 also included other compensation under an employment agreement with Michaels. Such compensation included matching contributions to his deferred compensation and 401(k) accounts, life insurance premiums paid by Michaels, company-paid medical benefits and reimbursement for income taxes paid by Mr. Rouleau relating to certain taxable benefits provided to him. Mr. Rouleau also received the use of a company-owned automobile. A tally sheet for Mr. Rouleau, setting forth the material components of his overall compensation and affixing dollar amounts relating to the compensation components (to the extent the benefit to Mr. Rouleau was reasonably quantifiable), was prepared for and reviewed by the Compensation Committee in connection with making a determination regarding Mr. Rouleau’s compensation level for fiscal 2006.

In connection with Mr. Rouleau’s retirement on March 15, 2006 from the offices of President and Chief Executive Officer, the Board elected Jeffrey N. Boyer and Gregory A. Sandfort co-Presidents of Michaels. Mr. Boyer will continue to serve as our Chief Financial Officer, and Mr. Sandfort was elected to the position of Chief Operating Officer. Currently, the office of Chief Executive Officer is vacant. In recognition of their increased responsibilities as co-Presidents, the Compensation Committee increased the base salary for each of Messrs. Boyer and Sandfort to $500,000 for fiscal 2006, which increase became effective on March 24, 2006. On April 7, 2006, each of Messrs. Boyer and Sandfort also received stock options exercisable for 25,180 shares of common stock in connection with their promotions.

How are the other executive officers compensated?

Our other executive officers usually receive base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits. On the recommendation of Michaels’ senior management, the Compensation Committee reviews, determines and approves the compensation level for our executive officers. In determining the compensation levels for our Named Executives (as defined in the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table”) for fiscal 2006, a tally sheet for each Named Executive, setting forth the material components of each Named Executive’s overall compensation and affixing dollar amounts relating to the compensation components (to the extent each such benefit was reasonably quantifiable), was prepared for and reviewed by the Compensation Committee. The Compensation Committee, in administering the 2005 Incentive Compensation Plan, may also evaluate the executive officers’ performance in the Compensation Committee’s determination of incentive awards.

Recently proposed rules on disclosure of executive compensation.

The Securities and Exchange Commission has proposed new rules on disclosure of executive officer compensation. The proposals provide for more detailed disclosure than current rules require. They are, in many ways, responsive to suggestions in the corporate governance reform community to require compensation committees to adopt approaches and procedures that may differ in some respects from those the Compensation Committee presently observes. The Compensation Committee continues to monitor the proposals’ process for the purpose not only of ensuring the Company will be prepared to comply with any rules that are adopted but also to keep abreast of best practices in the executive compensation area.

This report is submitted by the members of the Compensation Committee, which also performs the additional duties of administering Michaels’ 1997 Employees Stock Purchase Plan, 1997 Stock Option Plan, 2001 Employee Stock Option Plan, 2001 General Stock Option Plan and 2005 Incentive Compensation Plan.

Compensation Committee
Richard E. Hanlon (Chairman)
Richard C. Marcus
Liz Minyard

The Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued by Michaels to our former Chief Executive Officer and each of our four other most highly compensated executive officers employed by Michaels at the end of the fiscal year, based on salary and bonus earned during fiscal 2005 (collectively, the “Named Executives”).

Although the Securities and Exchange Commission has established thresholds that must be exceeded before certain company-provided perquisites received by our Named Executives are required to be specifically disclosed in the table below, we have, in the interest of greater transparency, included information regarding perquisites in the table regardless of whether they exceed the established disclosure thresholds.

					Long-Term
					Compensation
					Awards
					Securities
		Annual Compensation			Underlying
	Fiscal			Other Annual	Options/	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	SARs (#)(1)	Compensation ($)

R. Michael Rouleau (2)	2005	802,119	427,350	75,126 (3)	200,000	77,828 (4)
President and	2004	771,808	450,000	132,017 (3)	200,000	71,152 (4)
Chief Executive Officer	2003	740,385	280,000	68,822 (3)	200,000	73,936 (4)
Jeffrey N. Boyer (5)	2005	372,692	163,350	11,301 (6)	43,750	13,462 (7)
Executive Vice President —	2004	360,500	175,000	9,837 (6)	50,000	3,028 (7)
Chief Financial Officer	2003	350,000	177,952	16,476 (6)	179,166	38,845 (7)
Edward F. Sadler	2005	328,077	112,000	32,776 (8)	43,750	22,177 (9)
Executive Vice President —	2004	318,077	155,000	28,622 (8)	50,000	19,950 (9)
Store Operations	2003	307,115	103,250	27,563 (8)	50,000	20,379 (9)
Charles J. Wyly, Jr.	2005	450,000	—	22,796 (10)	205,000	—
Chairman of the Board of	2004	450,000	—	73,460 (10)	235,000	—
Directors	2003	450,000	—	21,355 (10)	235,000	—
Gregory A. Sandfort (11)	2005	292,308	91,000	42,283 (12)	43,750	3,271 (13)
Executive Vice President —	2004	253,000	130,000	57,163 (12)	100,000	79,995 (13)
General Merchandise Manager	2003	—	—	—	—	—

(1)	Options to acquire shares of common stock. The number of options included for fiscal 2003 and 2004 have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

(2)	Mr. Rouleau retired from the offices of President and Chief Executive Officer on March 15, 2006, but will serve as special advisor to our Board of Directors to provide advice and counsel to our Board.

(3)	The amounts shown include (i) $15,078, $23,884 and $20,494 for the personal use of a company-owned automobile in fiscal 2005, 2004 and 2003, respectively, and the transfer of an older company-owned automobile, valued at $55,380, to Mr. Rouleau in fiscal 2004, (ii) reimbursement for income taxes paid by Mr. Rouleau in the amount of $16,693, $13,289 and $10,347 in fiscal 2005, 2004 and 2003, respectively, relating to taxable benefits (set forth in this table and related footnote disclosure) provided to him, (iii) $4,339, $4,499 and $6,722 for the personal use of company-owned airline travel passes in fiscal 2005, 2004 and 2003, respectively, (iv) club membership dues paid by Michaels on behalf of Mr. Rouleau in the amount of $6,513, $5,680 and $7,160 in fiscal 2005, 2004 and 2003, respectively, (v) $29,906, $27,293 and $24,099 for medical benefits provided to Mr. Rouleau and/or his spouse in fiscal 2005, 2004 and 2003, respectively, (vi) $992 and $1,342 in fiscal 2005 and 2004, respectively, reflecting the benefit received by Mr. Rouleau under our 1997 Employees Stock Purchase Plan in excess of other plan participants, (vii) sports and entertainment tickets, valued at $1,131, provided to Mr. Rouleau in fiscal 2005, and (viii) gifts from Michaels, valued at $474 and $650, to Mr. Rouleau in fiscal 2005 and 2004, respectively.

(4)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $39,624, $39,598 and $39,575 in fiscal 2005, 2004 and 2003, respectively, (ii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our Deferred Compensation Plan in the amount of

$36,081, $29,525 and $32,389 in fiscal 2005, 2004 and 2003, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our 401(k) Plan in the amount of $2,123, $2,029 and $1,972 in fiscal 2005, 2004 and 2003, respectively.

(5)	Effective March 15, 2006, Mr. Boyer became our President and Chief Financial Officer. In recognition of his increased responsibility as co-President, the Compensation Committee increased Mr. Boyer’s base salary to $500,000 for fiscal 2006, which increase became effective on March 24, 2006. On April 7, 2006, Mr. Boyer also received stock options exercisable for 25,180 shares of common stock in connection with his promotion.

(6)	The amounts shown include (i) $10,555, $9,257 and $9,830 for medical benefits provided to Mr. Boyer in fiscal 2005, 2004 and 2003, respectively, (ii) reimbursement for income taxes paid by Mr. Boyer relating to taxable relocation expense in the amount of $5,869 in fiscal 2003, (iii) reimbursement for income taxes paid by Mr. Boyer in the amount of $272 in fiscal 2005 relating to taxable benefits (set forth in this table and related footnote disclosure) provided to him, and (iv) gifts from Michaels, valued at $474, $580 and $777, to Mr. Boyer in fiscal 2005, 2004 and 2003, respectively.

(7)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $814, $814 and $610 in fiscal 2005, 2004 and 2003, respectively, (ii) annual matching contributions paid by Michaels for Mr. Boyer’s account pursuant to our Deferred Compensation Plan in the amount of $10,539 and $572 in fiscal 2005 and 2004, respectively, (iii) annual matching contributions paid by Michaels for Mr. Boyer’s account pursuant to our 401(k) Plan in the amount of $2,109 and $1,642 in fiscal 2005 and 2004, respectively, and (iv) relocation expenses paid by Michaels in the amount of $38,235 in fiscal 2003.

(8)	The amounts shown include (i) $28,063, $28,042 and $26,786 for medical benefits provided to Mr. Sadler and/or his spouse in fiscal 2005, 2004 and 2003, respectively, (ii) reimbursement for income taxes paid by Mr. Sadler in the amount of $4,239 in fiscal 2005 relating to taxable benefits (set forth in this table and related footnote disclosure) provided to him, and (iii) gifts from Michaels, valued at $474, $580 and $777, to Mr. Sadler in fiscal 2005, 2004 and 2003, respectively.

(9)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $7,317, $7,310 and $7,305 in fiscal 2005, 2004 and 2003, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our Deferred Compensation Plan in the amount of $14,377, $12,219 and $11,403 in fiscal 2005, 2004 and 2003, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our 401(k) Plan in the amount of $483, $421 and $1,671 in fiscal 2005, 2004 and 2003, respectively.

(10)	The amounts shown include (i) $22,322, $21,366 and $21,355 for the personal use of a company-owned automobile in fiscal 2005, 2004 and 2003, respectively, and the transfer of an older company-owned automobile to Mr. Wyly in fiscal 2004 valued at $51,550, and (ii) gifts from Michaels, valued at $474 and $544, to Mr. Wyly in fiscal 2005 and 2004, respectively.

(11)	Mr. Sandfort joined Michaels on January 28, 2004. Effective March 15, 2006, Mr. Sandfort became our President and Chief Operating Officer. In recognition of his increased responsibility as co-President, the Compensation Committee increased Mr. Sandfort’s base salary to $500,000 for fiscal 2006, which increase became effective on March 24, 2006. On April 7, 2006, Mr. Sandfort also received stock options exercisable for 25,180 shares of common stock in connection with his promotion.

(12)	The amount shown includes (i) $29,295 and $23,652 for medical benefits provided to Mr. Sandfort in fiscal 2005 and 2004, respectively, (ii) reimbursement for income taxes paid by Mr. Sandfort relating to taxable relocation expenses in the amount of $11,315 and $32,931 in fiscal 2005 and 2004, respectively, (iii) reimbursement for income taxes paid by Mr. Sandfort in the amount of $272 in fiscal 2005 relating to taxable benefits (set forth in this table and related footnote disclosure) provided to him, (iv) $927 in fiscal 2005, reflecting the benefit received by Mr. Sandfort under our 1997 Employees Stock Purchase Plan in excess of other plan participants, and (v) gifts from Michaels, valued at $474 and $580, to Mr. Sandfort in fiscal 2005 and 2004, respectively.

(13)	The amount shown includes (i) life insurance premiums paid by Michaels in the amount of $940 and $548 in fiscal 2005 and fiscal 2004, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sandfort’s account pursuant to our 401(k) Plan in the amount of $2,331 in fiscal 2005, and (iii) relocation expenses paid by Michaels in the amount of $79,447 in fiscal 2004.

Option Grants During Fiscal 2005

The following table provides information related to options granted to the Named Executives during fiscal 2005.

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price Appreciation
Individual Grants					for Option Term (1)
	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

R. Michael Rouleau	200,000 (3)	5.63	37.96	08/04/10	2,097,530	4,634,992
Jeffrey N. Boyer	43,750 (3)	1.23	37.96	08/04/10	458,835	1,013,904
Edward F. Sadler	43,750 (3)	1.23	37.96	08/04/10	458,835	1,013,904
	175,000 (3)	4.93	37.96	08/04/10	1,835,338	4,055,618
Charles J. Wyly, Jr.	30,000 (4)	0.85	41.87	06/15/10	347,037	766,862
Gregory A. Sandfort	43,750 (3)	1.23	37.96	08/04/10	458,835	1,013,904

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by Michaels to forecast possible future appreciation of the price of our common stock.

(2)	The option exercise price may be paid in shares of common stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing. The exercise price of each option was equal to the fair market value of our common stock on the date of grant.

(3)	Stock options become exercisable with respect to 1/3 of the shares covered thereby on each of August 5, 2006, August 5, 2007 and August 5, 2008. Upon a change in control, any portion of these stock options that is unexercised shall become 100% vested and exercisable.

(4)	The stock option was granted pursuant to an annual grant to all directors, all of which are fully exercisable upon grant.

Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values

The following table provides information related to options exercised by the Named Executives during fiscal 2005 and the number and value of options held at fiscal year-end. Michaels does not have any outstanding stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	Fiscal Year End (#)		Fiscal Year End ($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Michael Rouleau	375,000	10,621,984	724,999	400,001	14,074,427	2,295,011
Jeffrey N. Boyer	25,000	550,513	86,110	136,806	1,593,139	1,577,329
Edward F. Sadler	33,334	1,055,141	83,333	93,751	1,285,000	573,761
Charles J. Wyly, Jr.	—	—	1,004,999	375,001	18,803,914	2,295,011
Gregory A. Sandfort	16,666	304,417	16,666	110,418	147,161	658,346

(1)	Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of common stock acquired on the date of exercise.

(2)	The closing price for our common stock as reported on the New York Stock Exchange on January 27, 2006, the last trading day of fiscal 2005, was $34.42. Value is calculated on the basis of the difference between the option exercise price and $34.42 multiplied by the number of shares of common stock underlying the option.

Employment Contracts, Severance and Change in Control Arrangements

Amendment to Mr. Rouleau’s Employment Agreement

On March 15, 2006, Michaels entered into an amendment to employment agreement with R. Michael Rouleau, the then President and Chief Executive Officer of Michaels, pursuant to which Mr. Rouleau retired from Michaels. Under the amendment, Mr. Rouleau will continue to receive his current base salary of $840,000 through January 31, 2008 and will receive a bonus for fiscal 2006, prorated to March 31, 2006. Mr. Rouleau and his spouse will continue to participate in our medical, dental and vision care plan on the same basis as that available from time to time to our senior executive officers and their eligible dependents. Mr. Rouleau’s current life insurance and disability insurance benefits will continue in effect until January 31, 2008. Mr. Rouleau’s company-paid automobile will be transferred to him in connection with his retirement and Michaels is to make a tax gross-up payment to Mr. Rouleau for the income tax effect of this transfer. In addition, each outstanding option to purchase common stock of Michaels granted to Mr. Rouleau prior to August 5, 2005 became fully vested and exercisable, and the exercise period of such options was extended to March 14, 2011. Options granted to Mr. Rouleau after August 4, 2005 are to vest and expire in accordance with their terms.

Employment, Severance and Change in Control Agreements

Michaels has entered into a change in control severance agreement, referred to as the Change in Control Agreements, with each of our executive officers (other than those executive officers who are also members of our Board of Directors). Under the Change in Control Agreements, if a change in control (as defined in the Change in Control Agreements) occurs, the executive would become immediately entitled to the following benefits:

•	Accelerated vesting of all equity-based compensation awards;

•	Continued employment with Michaels in an equivalent position for two years following the change in control, unless earlier terminated;

•	Base compensation, cash bonus awards, long-term incentive opportunities and retirement, welfare and fringe benefits for two years following a change in control (unless earlier terminated) at levels at least equal to the compensation and benefits received by the executive immediately prior to the change in control; and

•	Comprehensive officer liability insurance coverage and continued indemnification rights.

Executives who are party to a Change in Control Agreement will also be entitled to additional benefits if the executive’s employment is terminated under certain circumstances. An executive is entitled to those severance benefits if the executive’s employment with Michaels is terminated in anticipation of a change in control or if, during the two-year period after a change in control, the executive is terminated without cause or resigns for good reason (which includes significant changes in an executive’s duties, responsibilities or reporting relationships, failure to provide equivalent compensation and benefits and being required to relocate 50 or more miles). If terminated or separated from Michaels under those circumstances, the executive would be entitled to the following additional benefits under the Change in Control Agreement:

•	a lump-sum cash severance payment equal to two times (three times for our co-Presidents) the sum of (i) the executive’s base salary in effect on the date of termination and (ii) the greater of the average annual incentive award for the previous three fiscal years and the target annual bonus for the year of termination;

•	a prorated target annual bonus;

•	the continuation of welfare and fringe benefits for two years (three years for our co-Presidents) after termination of employment;

•	the accelerated vesting of all equity-based compensation awards and the termination of any restrictions and forfeiture provisions related to such awards;

•	two additional years (three additional years for our co-Presidents) of retirement plan age and service credit for purposes of computing the executive’s accrued benefits under our retirement plans; and

•	reimbursement for the cost of executive level outplacement services (subject to a $50,000 ceiling).

In order to obtain severance benefits under a Change of Control Agreement, an executive must first execute a separation agreement with Michaels that includes a waiver and release of any and all claims against Michaels and a commitment that, for one year following termination, the executive will not solicit or hire any employee of Michaels or its subsidiaries and will not interfere with any relationship between Michaels and its employees, customers or suppliers. In addition to the foregoing, in accordance with the Change in Control Agreements, Michaels will make certain tax “gross-up” payments to address taxes, interest and penalties that may be imposed under applicable tax laws in connection with golden parachute payments and non-qualified deferred compensation and will reimburse the executive for certain legal fees and related expenses.

Michaels has also adopted a change in control bonus plan, referred to as the Change in Control Bonus Plan, in which each of our executive officers (other than those executive officers who are also members of our Board of Directors) and certain other key employees can participate. Under the Change in Control Bonus Plan, if a change in control occurs prior to December 31, 2007, each executive officer will receive a $125,000 bonus on the one-year anniversary of the change in control. If an executive’s employment is terminated without cause after the change in control but prior to the one-year anniversary, the executive will continue to be eligible to receive the change in control bonus.

Additionally, participants (including our executive officers) in our Fiscal Year 2006 Bonus Plan program will be eligible to receive a one-time bonus enhancement. Under the terms of the bonus plan enhancement, Michaels has guaranteed a 2006 cash bonus for each participant at a minimum level of one payment tier below the participant’s target annual bonus. Each participant will also be eligible to receive an additional bonus payment of up to 75% of the participant’s target annual bonus, based on the participant’s individual performance in fiscal 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 28, 2006 with respect to shares of Michaels common stock that may be issued under our existing equity compensation plans, including the 1997 Employees Stock Purchase Plan, the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan, the 2001 General Stock Option Plan and the 2005 Incentive Compensation Plan.

			Number of shares of
			common stock
			remaining available for
	Number of shares of	Weighted-average	future issuance under
	common stock to be	exercise price of	equity compensation
	issued upon exercise of	outstanding	plans (excluding shares
	outstanding options,	options, warrants	of common stock
Plan Category	warrants and rights	and rights	reflected in column (a)) (1)
	(a)	(b)	(c)

Equity compensation plans approved by stockholders:
1997 Employees Stock Purchase Plan	N/A	N/A	2,936,846
1997 Stock Option Plan	4,883,521	$19.44	0
2001 General Stock Option Plan	875,000	$19.48	0
2005 Incentive Compensation Plan	3,214,589	$38.03	8,785,411
Equity compensation plans not approved by stockholders (2)	3,003,230	$20.17	0

(1)	Our 2005 Incentive Compensation Plan was approved by our stockholders at the Michaels’ Annual Meeting of Stockholders on June 16, 2005. Concurrent with stockholder approval, we ceased granting stock options under the 1997 Stock Option Plan, the 2001 General Stock Option Plan and the 2001 Employee Stock Option Plan. Awards outstanding under these previous plans will remain in effect according to their respective terms and provisions. Future stock option grants and incentive awards to our directors, executive officers and other employees will be made under the 2005 Incentive Compensation Plan.

(2)	Shares relate to our 2001 Employee Stock Option Plan. Under this plan, stock options were granted to eligible employees of Michaels and its subsidiaries but were not permitted to be granted to executive officers and directors. Stock options under this plan were granted with an exercise price equal to the fair market value of our common stock on the date of grant and generally become exercisable with respect to 1/3 of the shares covered thereby on each of the three anniversary dates following the date of grant. The 2001 Employee Stock Option Plan is included as Exhibit 99.3 in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003.

STOCK PERFORMANCE CHART

The following chart compares the yearly changes in the total stockholder return on our common stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Dow Jones US Total Market Index (previously known as the Dow Jones Equity Market Index) and the Dow Jones US Specialty Retailers Index (previously known as the Dow Jones Retail — Other Specialty Index). In each case, we assumed an initial investment of $100 on February 2, 2001 and reinvestment of all dividends. Dates on the following chart represent the last trading day of the indicated fiscal year.

Stock Performance
Comparison of Five Fiscal Year Total Return

	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	Year End	Year End	Year End	Year End	Year End	Year End
	2000	2001	2002	2003	2004	2005
Michaels Stores, Inc.	$100.00	$178.36	$173.08	$229.59	$309.13	$353.03
DJ US Total Market Index	$100.00	$83.15	$63.67	$85.59	$89.16	$99.82
DJ US Specialty Retailers Index	$100.00	$117.31	$72.64	$116.17	$124.91	$144.86

CERTAIN TRANSACTIONS

In fiscal 2005, we paid $263,654 in salary to Donald R. Miller, Jr., Vice President — Market Development. In connection with his employment with Michaels in fiscal 2005, Mr. Miller also (i) earned a cash bonus of $116,100, (ii) received $24,239 for the personal use of a company-owned automobile, (iii) was transferred the ownership of an older company-owned automobile, valued at $53,405, and (iv) received $3,884 in other employee benefits. In addition, Michaels (i) reimbursed Mr. Miller $16,867 for golf/health club membership dues and the related tax gross-up, and (ii) paid life insurance premiums for Mr. Miller in the amount of $599. In fiscal 2005, Michaels granted options to Mr. Miller which are exercisable for 43,750 shares of common stock at an exercise price of $37.96 per share, the fair market value of a share of our common stock on the date of grant. Mr. Miller is the son-in-law of Charles J. Wyly, Jr.

The compensation paid by Michaels to Sam Wyly, Vice Chairman of the Board, during fiscal 2005 is set forth in the section of this Proxy Statement entitled “Compensation of Directors.” Sam Wyly is the brother of Charles J. Wyly, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal 2005, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except that each of Mr. Charles J. Wyly, Jr. and Mr. Sam Wyly has informed Michaels that he will file a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting transactions in our common stock and related derivative securities by certain non-U.S. entities of which securities he may be deemed to be the beneficial owner.

OTHER MATTERS

We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

FORM 10-K

Copies of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission are available, without charge, upon written request to Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063, Attention: Investor Relations Department. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover our expenses in furnishing the exhibits.

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy statement for our 2007 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January 4, 2007. To be presented at the 2007 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March 2, 2007 and no earlier than February 5, 2007, in accordance with procedures set forth in our bylaws. Such proposals should be mailed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566 and directed to the Secretary of Michaels.

By Order of the Board of Directors,

Mark V. Beasley
Secretary

Irving, Texas
May 4, 2006

Proxy — Michaels Stores, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2006
The undersigned hereby appoints Jeffrey N. Boyer and Mark V. Beasley, each with power to act without the other and with full power of substitution, as proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 2006 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Tuesday, June 20, 2006, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.
UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side)

Annual Meeting Proxy Card

A	Business Submitted For Vote
The Board of Directors recommends voting FOR the election of each of the nominees listed below and FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.

1. Election of Directors.
	For	Withhold		For	Withhold
01 — Charles J. Wyly, Jr.	☐	☐	04 — Richard C. Marcus	☐	☐
02 — Sam Wyly	☐	☐	05 — Liz Minyard	☐	☐
03 — Richard E. Hanlon	☐	☐	06 — Cece Smith	☐	☐

		For	Against	Abstain or Withhold
2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.	☐	☐	☐
3.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon and mail promptly this proxy card in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by an authorized person.

Instruction Card — Michaels Stores, Inc.

CONFIDENTIAL VOTING INSTRUCTIONS
TO THE INVESTMENT COMMITTEE (“COMMITTEE”)
UNDER THE MICHAELS STORES, INC. EMPLOYEES 401(K) PLAN (“PLAN”)
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2006
The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in person or by proxy all shares of Common Stock of Michaels Stores, Inc. credited to my account which are entitled to vote under the Plan at the 2006 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Tuesday, June 20, 2006, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.
UNLESS OTHERWISE MARKED, THIS INSTRUCTION CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006 AND IN THE DISCRETION OF THE COMMITTEE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side)

Annual Meeting Instruction Card

A	Business Submitted For Vote
The Board of Directors recommends voting FOR the election of each of the nominees listed below and FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.

1. Election of Directors.
	For	Withhold		For	Withhold
01 — Charles J. Wyly, Jr.	☐	☐	04 — Richard C. Marcus	☐	☐
02 — Sam Wyly	☐	☐	05 — Liz Minyard	☐	☐
03 — Richard E. Hanlon	☐	☐	06 — Cece Smith	☐	☐

		For	Against	Abstain or Withhold
2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.	☐	☐	☐
3.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon and mail promptly this instruction card in the enclosed envelope.